UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2011

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2011, the Compensation Committee of AMERIGROUP Corporation (the "Company") approved an amendment to the Company’s Severance Plan (the "Plan") and approved and offered to James G. Carlson, the Company’s Chairman, Chief Executive Officer and President, an amendment to his Employment Agreement dated January 16, 2008 (as amended, the "Agreement"). The amendments to the Plan and the Agreement clarify the calculation of severance payments in the case of involuntary termination of employment without cause and provide that certain long-term cash incentive awards will be paid, pro rata, in the case of involuntary termination of employment without cause, but only to the extent the Company has attained the performance goals applicable to the award at the time of termination. The amendments also contain certain administrative and other non-substantive changes to the Plan and the Agreement.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Plan or the Agreement. The above description is qualified in its entirety by reference to the Amendment to the AMERIGROUP Severance Plan and the Amendment No. 3 to the Employment Agreement of James G. Carlson which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

April 1, 2011	By:	Nicholas J. Pace

Name: Nicholas J. Pace
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to the AMERIGROUP Severance Plan
10.2	Amendment No. 3 to the Employment Agreement of James G. Carlson